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                                                                   Exhibit 10

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of December 29, 1995 (this "Agreement"), between WEN9Y'S INTERNATIONAL, INC., an Ohio corporation ("Wendy's"), and RONALD V. JOYCE ("Shareholder").

                               W I T N E S S E T H

         WHEREAS, pursuant to a Stock Purchase Agreement entered into among Wendy's, 1149658 Ontario Inc., an Ontario corporation and a subsidiary of Wendy's (1149658 Ontario Inc. and its successors being referred to herein as "Newco"), 632687 Alberta Ltd., an Alberta corporation, continued as 1052106 Ontario Inc., an Ontario corporation (the "Company"), and Shareholder, dated as of October 31, 1995, as amended (the "Purchase Agreement"), the parties thereto have agreed, subject to the terms and conditions set forth therein, that Newco shall acquire from Shareholder all of the issued and outstanding shares of the Company, and Shareholder shall receive Non-Voting Exchangeable Shares of Newco (such shares, and shares of any successor corporation having terms substantially equivalent to those of the Non-Voting Exchangeable Shares of Newco, being referred to herein as the "Newco Exchangeable Shares");

         WHEREAS, pursuant to certain agreements (the "Ancillary Agreements") entered into in connection with the Purchase Agreement, Shareholder may from time to time receive common shares, without par value, of Wendy's (the "Wendy's Common Shares") in exchange for his Newco Exchangeable Shares; and

         WHEREAS, the parties hereto desire to provide certain registration rights with respect to Wendy's Common Shares which may be acquired by Shareholder pursuant to the Ancillary Agreements;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

              1.1. "Registrable Securities": Any Wendy's Common Shares (or any shares of capital stock issued in exchange therefor or reclassification thereof) issued to Shareholder pursuant to the Ancillary Agreements, except that particular Registrable Securities shall cease to be Registrable Securities if and at such time as
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         (i) a registration statement with respect to the sale of such securities shall have been declared effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities shall have been sold or otherwise transferred in a privately negotiated transaction, pursuant to Rule 144 under the 1933 Act, or otherwise, to a party other than Ronald V. Joyce or his legal representatives.

              1.2. "SEC": The U.S. Securities and Exchange Commission, or any successor thereto.

              1.3. "Share Exchange Agreement": The Share Exchange Agreement, dated as of the date hereof, among Wendy's, Newco and Shareholder.

              1.4.     "1933 Act":  The U.S. Securities Act of 1933, as amended.

         2.   Demand Registrations.

              2.1. At any time, and from time to time, after Wendy's shall have filed with the SEC financial statements including at least 30 days of combined operating results of Wendy's and Newco, upon written request of Shareholder or his legal representatives, Wendy's shall use its best efforts to file with the SEC as promptly as practicable (and in any event within 90 days after receiving such request) a registration statement under the 1933 Act covering the Registrable Securities included in such request, and Wendy's shall use its best efforts to cause such registration statement to become effective as expeditiously as practicable; provided, however, that if Wendy's, in its sole good faith judgment, determines that filing or maintaining the effectiveness of a registration statement covering Registrable Securities (or any disclosure which may be reasonably required to be contained therein) is reasonably likely to materially interfere with any financing, acquisition, corporate reorganization, merger or other transaction, or require premature disclosure of any material circumstance, relating to Wendy's, Wendy's may postpone such filing or terminate the effectiveness thereof for a period not to exceed 135 days. Wendy's shall not be obligated (i) to file more than eight registration statements pursuant to this Section 2, (ii) to file more than one registration statement (including any registration statement filed by Wendy's other than pursuant to this Section 2) during any consecutive 180-day period, or (iii) to file a registration statement covering Registrable Securities in an amount representing less than 7.5% of the total number of Wendy's Common Shares which are exchangeable for the total number of Newco Exchangeable Shares purchased by Shareholder under the Purchase Agreement (as adjusted to give effect to any subsequent changes in the Wendy's Common Shares).

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              2.2.     Any request by Shareholder or his legal representatives
         pursuant to this Section 2 shall (1) express Shareholder's present intent to offer a specified number of Registrable Securities for distribution; (2) describe in reasonable detail the nature or method of the proposed offer and sale thereof; and (3) contain an undertaking to furnish all such information and materials and take all such action as may be required in order to permit Wendy's to comply with all applicable requirements of the SEC, to obtain acceleration of the effective date of the registration statement and to comply with all reasonable requests of the underwriters, if any.

              2.3. Shareholder agrees that, prior to any sale of its Registrable Securities pursuant to a registration statement, he will have exchanged Newco Exchangeable Shares for Wendy's Common Shares in an amount necessary to effect such sale.

              2.4. If an offering pursuant to this Section 2 shall be effected through underwriters, the managing underwriters therefor shall be jointly selected by Wendy's and Shareholder. Such underwriters shall agree to be bound by the provisions of Section 5.6(b) of the Share Exchange Agreement.

              2.5. Wendy's shall not be required to effect a registration pursuant to this Section 2 if at the time Wendy's receives Shareholder's request to effect a registration, Wendy's is not eligible to use Form S-3 or any successor form thereto.

         3. Expenses. Wendy's shall pay all costs and expenses incurred by Wendy's in connection with any registration of Registrable Securities pursuant to Section 2, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, fees and disbursements of legal counsel and accountants for Wendy's and transfer agents' and registrar's fees, fees and disbursements of experts used by Wendy's in connection with such registration, and expenses incidental to any post-effective amendment to any such registration statement; provided, however, Wendy's shall not be required to bear, and Shareholder hereby agrees to bear, such costs and expenses attributed to the registration which consist of underwriters' commissions, brokerage fees, or transfer taxes, or fees and disbursements of counsel and accountants of the parties (other than Wendy's) whose shares are covered by the registration statement. Notwithstanding the foregoing, the provisions of this Section 3 shall be deemed automatically amended to the extent necessary to cause these expense provisions to comply with the "blue sky" or similar securities laws of each jurisdiction in which an offering of Registrable Securities is made.

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         4.   Requirements with Respect to Registration.  If and whenever
Wendy's is required by the provisions hereof to register Registrable Shares, Wendy's will, as expeditiously as possible:

              (a) Prepare and file with the SEC a registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement for the period required to effect the distribution of such shares, but in no event shall Wendy's be required to do so for a period of more than 120 days following the effective date of such registration statement.

              (b) Furnish at its expense to Shareholder such number of copies of a preliminary, final, supplemental or amended prospectus, or other prospectus, in conformity with the requirements of the 1933 Act as Shareholder may reasonably request in order to facilitate the disposition of its Registrable Securities, but only while Wendy's is required, under the provisions hereof, to cause the registration statement to remain current.

              (c) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the U.S. as Shareholder shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable Shareholder to consummate the disposition of the Registrable Securities owned by him in such jurisdiction; provided, however, that Wendy's shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Securities covered by such registration statement or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

              (d) As soon as reasonably practicable after the effective date of any such registration statement, and in any event, within 16 months thereafter, make generally available to its shareholders an earnings statement (which need not be audited) complying with Section 11(a) of the 1933 Act and covering a period of at least twelve consecutive months beginning after the effective date of any such registration statement.


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              (e)      Deliver promptly to Shareholder copies of all
         correspondence between the SEC and Wendy's, its counsel or auditors, and permit Shareholder to do such reasonable investigation upon reasonable advance notice with respect to information contained in the registration statement as it deems reasonably necessary and to supply such additional information concerning Wendy's or the registration statement as shall be reasonably necessary to enable it to fulfill its responsibilities under the 1933 Act.

              (f) Obtain a "comfort letter" from Wendy's independent public accountants, in customary form and covering such matters of the type customarily covered by "comfort letters" as Shareholder shall reasonably request.

              (g) Deliver an opinion of counsel (who may be an employee of Wendy's) for Wendy's, addressed to Shareholder, and any underwriter, in the form usual and customary in connection with secondary public offerings of securities.

              (h) Enter into such customary agreements (including an underwriting agreement containing such representations and warranties by Wendy's and such other terms and provisions as are customarily contained in underwriting agreements for comparable offerings) as the Seller or the underwriters participating in such offering may reasonably request.

              (i) Use its best efforts to list all the Registrable Securities covered by the registration statement on the same securities exchange or inter dealer quotation systems as the voting common equity securities of Wendy's are then listed or quoted, and to pay all fees and expenses in connection therewith.

              (j) Furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the holders thereof, or the underwriters in the case of an underwritten offering, in connection with any sale pursuant to a registration statement.

         5. Indemnification by Wendy's. In the event of any registration of Registrable Securities under the 1933 Act pursuant to Section 2 above, Wendy's shall indemnify and hold harmless to the fullest extent permitted by law Shareholder, any other person whose shares are included in such registration statement (for the purposes of this Section, Shareholder and such persons shall be referred to individually as a "Seller" and collectively as "Sellers"), any underwriter and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages, expenses or liabilities, joint or several, to which each such Seller or underwriter


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or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement or preliminary prospectus (if used prior to the effective date of such registration statement) or final or summary prospectus contained therein (if used during the period Wendy's is required to keep the registration statement effective), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Seller, underwriter and controlling person for any legal or any other out of pocket expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Wendy's; provided, however, that Wendy's will not be liable to a particular Seller or underwriter in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said final or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Wendy's by Seller or its affiliates, or by that underwriter, as the case may be, specifically for use in the preparation thereof. In addition, Wendy's will not be liable for legal expenses of more than one law firm representing Seller, any underwriters and controlling persons and will not indemnify any underwriter or any person who controls such underwriter if such underwriter failed to send or to give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of such shares to such person and if the untrue statement or omission concerned had been corrected in such final prospectus and if Wendy's advises the underwriter in writing of such correction at or before the time such final prospectus becomes available.

         6. Indemnification by Shareholder. In the event of any registration of shares under the 1933 Act pursuant to Section 2 above, Shareholder shall indemnify and hold harmless to the fullest extent permitted by law Wendy's, each of its directors, each of its officers who have signed such registration statement and each other person, if any, who controls Wendy's within the meaning of the 1933 Act, against any losses, claims, damages, expenses or liabilities, joint or several, to which Wendy's or any such director, officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise


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out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse Wendy's, such directors, officers and controlling persons for all legal or other out of pocket expenses reasonably incurred by them in connection with investigating or defending any such action or claim, excluding any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected without the prior written consent of Shareholder; but in all such cases only if, and to the extent that, any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission therein made in reliance upon and in conformity with written information furnished to Wendy's by Shareholder or its affiliates specifically for use in the preparation thereof. In no event shall the liability of Shareholder under this Section 6 be greater in amount than the U.S. dollar amount of the proceeds (net of any underwriting discount) received by Shareholder and its affiliates upon the sale of Registrable Securities pursuant to the registration statement; provided, however, that if, at the time a claim is made against Shareholder under this Section 6, all of the Registrable Securities included in the registration statement have not been sold, then the limit on Shareholder's liability set forth herein shall be increased by the U.S. dollar amount Shareholder and its affiliates would have received for such unsold Registrable Securities had they been sold on the day the registration statement was first declared effective, calculated, in the case of an underwritten offering, using the amount (net of underwriting discounts) Shareholder and its affiliates would have received from the underwriter and in the case of an offering that is not underwritten, using the price that Wendy's Common Shares last traded on such date.

         7. Actions Commenced. Promptly after receipt by an indemnified party under Sections 5 or 6 above of notice of the commencement of any action involving any claim, loss, damage or liability referred to in such Sections, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any of such Sections, notify the indemnifying party in writing of the commencement of such action. The failure of an indemnified party to provide such notice shall not relieve the indemnifying party of its indemnity obligations, except to the extent the indemnifying party is materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent that it so chooses, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party that it so chooses, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if either (i) the indemnifying party fails to take reasonable steps necessary to diligently defend such claim within 30 days after receiving notice from the indemnified party that the indemnified party believes


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it has failed to do so, or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party, then in either such case the indemnified party may assume its own defense and the indemnifying party shall be liable for any expenses therefor (but not of more than one counsel). No indemnified party shall consent to entry of any judgment or settle any claim without the prior written consent of the indemnifying party.

         8.   Contribution.

              8.1. If for any reason the indemnity set forth in Sections 5 or 6 above is unavailable or is insufficient to hold harmless an indemnified party thereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.1 were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 8.1. The amount paid or payable shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              8.2. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force

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         and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

         9.   Miscellaneous.

              9.1. Amendments, Modifications, etc. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by duly authorized officers or representatives of Wendy's and Shareholder.

              9.2. No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this agreement shall in no way be construed to be a waiver of any such provision, nor in any way to effect the validity of this Agreement or any party hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

              9.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without regard to its conflict of law rules.

              9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in person or sent by facsimile or via a reputable international overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt:

              If to Wendy's:

                       Wendy's International, Inc.
                       P.O. Box 256
                       4288 West Dublin-Granville Road
                       Dublin, Ohio  43017

                       Attention:  Lawrence E. Schauf, Esq.
                       Facsimile No.:  (614) 764-3243


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              With a copy to:

                       Lang Michener
                       BCE Place, Suite 2500
                       P.O. Box 747
                       181 Bay Street
                       Toronto, Ontario  M5J 2T7

                       Attention:  Robert E. Glass, Esq.
                       Facsimile No.:  (416) 365-1719

              and

                       Fried, Frank, Harris, Shriver & Jacobson
                       One New York Plaza
                       New York, New York  10004

                       Attention:  Lois Herzeca, Esq.
                       Facsimile No.:  (212) 859-4000

              If to Shareholder:

                       Mr. Ronald V. Joyce
                       10 Blue Ridge Mountain Estates
                       Calgary, Alberta T2M 4N4

                       Facsimile No.:  (403) 547-5953

              With a copy to:

                       Tory Tory DesLauriers & Binnington
                       Suite 3000 Aetna Tower
                       P.O. Box 270
                       Toronto-Dominion Centre
                       Toronto, Ontario  M5K 1N2

                       Attention:  Gordon Coleman, Esq. Q.C.
                       Facsimile No.:  416-865-7380

              9.5. Construction of Agreement. A reference to an Article or Section shall mean an Article of or a Section in this Agreement unless otherwise expressly


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         stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words, "without limitation."

              9.6. Entire Agreement, Assignability, etc. This Agreement (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral between the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein, and (c) shall not be assignable by operation of law or otherwise, except as otherwise expressly provided herein.

              9.7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, each of which shall remain in full force and effect.

              9.8. Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated in U.S. currency.

              9.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                      WENDY'S INTERNATIONAL, INC.

                                      By:     /s/ Gordon F. Teter
                                          -------------------------------------
                                      Title:  President, Chief Executive Officer
                                               and Chief Operating Officer

/s/ Philip Brown                      /s/ Ronald V. Joyce
-----------------------------------   ------------------------------------------
Witness to the signature of           RONALD V. JOYCE
Ronald V. Joyce


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